UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CANNAPHARMARX, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

On July 17, 2015, CannaPharmaRx, Inc., a Delaware corporation (the “Company”), filed its Definitive Proxy Statement on Schedule 14A (the “Original Proxy Statement”) and the related Proxy Card with the Securities and Exchange Commission. The Company would like to supplement the Original Proxy Statement with additional information regarding methods of stockholder attendance of the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

The Original Proxy Statement stated that the Annual Meeting is to be held on Friday, August 28, 2015, at 9:00 a.m., Eastern Standard Time, via telephonic conference call as permitted under Article I, Section 11 of the Company’s Bylaws and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

If you wish to attend the Annual Meeting at the Company’s headquarters in person, you must bring photo identification. If you hold your shares through a bank, broker, custodian or other record holder, you must also bring proof of ownership such as the voting instruction form from your broker or other nominee or an account number.

If you wish to dial into the telephonic conference call, you may do so by calling (872) 240-3212 (access code 795-265-141), and following the audio prompts provided. You are strongly advised to dial in to the telephonic conference call at least 15 minutes prior to the call time. Please turn your phone speakers off or mute them before you call in or we may receive audio feedback from your line.

The sole purpose of filing this supplement to the Original Proxy Statement is to provide the foregoing information. No other changes have been made to the Original Proxy Statement.

By Order of the Board of Directors

/s/ Gerald E. Crocker
Name: Gerald E. Crocker
Title: Chief Executive Officer